UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

ZHONE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32743	22-3509099
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 777-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

At a regularly scheduled meeting of the Compensation Committee of the Board of Directors of Zhone Technologies, Inc. held on August 10, 2006, the Compensation Committee conducted an evaluation and review of the performance and compensation levels for Zhone’s executive officers. To reward and retain employees in a manner that aligns the interests of employees with stockholders, the Compensation Committee, which is composed entirely of independent directors, determined that it is advisable and in the interests of the company and its stockholders to award stock options to employees, including executive officers. The awards to the executive officers are summarized in the following table:

Name and Position	Number of Shares Underlying Options Awarded (1)
Morteza Ejabat Chairman, Chief Executive Officer and President	950,000
Kirk Misaka Chief Financial Officer, Treasurer and Secretary	400,000

(1)	The shares subject to the options will vest in 48 equal installments over the course of four years.

The Compensation Committee also approved an amendment to the form of Stock Option Agreement for the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan to be used for future option grants. The amendment reduces the time period in which options may be exercised from ten years to seven years from the date of grant. A copy of the amended and restated form of Stock Option Agreement is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Form of Stock Option Agreement for the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2006	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer